Exhibit 99.1

CONTACT:
Tim Perrott
Investor Relations 561-438-4629
Tim.Perrott@theodpcorp.com

The ODP Corporation Announces Departure of Chief Financial Officer

D. Anthony Scaglione to pursue another career opportunity

Boca Raton, Fla., August 14, 2024 — The ODP Corporation (“ODP,” or the “Company”) (NASDAQ:ODP), a leading provider of products, services, and technology solutions to businesses and consumers, today announced that D. Anthony Scaglione, executive vice president and chief financial officer, is stepping down from his role to pursue another career opportunity and that his last day will be September 13, 2024.

“On behalf of ODP, I want to thank Anthony for his significant contributions to ODP over the past four years,” said Gerry Smith, chief executive officer of the Company. “Under his financial leadership, ODP has made great strides in its transformation and has strengthened its foundation to be able to deliver profitable growth in the future. Anthony is supported by a talented finance team that will continue to serve the company and its shareholders. We thank Anthony for all his efforts and wish him well in his new role.”

Anthony Scaglione said, “It has been a privilege to work as part of the ODP team and I’m proud of the progress we have made toward achieving our strategic goals. ODP is well positioned with a strong balance sheet and dedicated team to continue driving forward its strategic transformation to create shareholder value.”

As the Company formulates its plans to fill the chief financial officer role and to ensure a smooth transition, Mr. Scaglione will continue to work closely with Mr. Smith until his departure date, supported by the Company’s experienced financial reporting and accounting team.

About The ODP Corporation

The ODP Corporation is a leading provider of products, services, and technology solutions through an integrated business-to-business (B2B) distribution platform and omni-channel presence, which includes supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence, and a network of Office Depot and OfficeMax retail stores. Through its operating companies ODP Business Solutions, LLC; Office Depot, LLC; and Veyer, LLC, The ODP Corporation empowers every business, professional, and consumer to achieve more every day. For more information, visit theodpcorp.com.

ODP and ODP Business Solutions are trademarks of ODP Business Solutions, LLC. Office Depot is a trademark of The Office Club, LLC. OfficeMax is a trademark of OMX, Inc. Veyer is a trademark of Veyer, LLC. ©2023 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS – THE ODP CORPORATION

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, The ODP Corporation, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “expectations”, “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” “aim” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.

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